EXHIBIT 99.1

NEWS

United Health Products Inc. Receives Initial
HemoStyp® Order for Australian Market

Receives Australian Regulatory Approval

Westbury, NY – December 19, 2013 - United Health Products, Inc. (OTCQB: UEEC) announced that its Australian distributor, Critical Health Products Ltd., has placed an initial order for HemoStyp® gauze products. The order was placed following Critical Health Products’ notification that HemoStyp has been granted TGA (Therapeutic Goods Administration) approval. The TGA is a Commonwealth Government agency that regulates medical devices and drugs in Australia.

This initial stocking order will be followed by quarterly product orders in 2014, each expected to exceed $250,000 as Critical Health Products launches its sales campaign.

Ian French, President of Critical Health Products, stated, “Our initial focus will be in Western Australia, targeting first responders, surgery centers and medical communities. Our distributor, Westcoast Surgical and Medical Supplies (a subsidiary of the international distribution network SUDA Pty Ltd. http://www.sudaltd.com.au/index.php/west-coast-surgical-a-u) has existing supply contracts in multiple markets, including:

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Public and private hospitals, aged care, defense, police and emergency services, state and federal government agencies including jails and detention centers, chemist and dental outlets and veterinary.”

Westcoast Surgical and Medical (www.westcoastsurgical.com.au/) will market to existing customers.

•	The company will subsequently tap into its management’s extensive experience and relationships with the Australian Armed Forces.

•	Critical Health Products intends to work with these parties and groups in similar business segments in each of its licensed geographic areas (Australia, Oceania, and South East Asia).

Douglas Beplate, COO of United Health Products, added, “We have laid an initial foundation with recently executed agreements with our first three distributor/partners (dental, US military + worldwide equestrian, and Australasia) and look forward to expanding on that base when we enter the international dialysis market in 2014.”

HemoStyp - Benefits
HemoStyp is an all-natural product comprised of regenerated oxidized cellulose gauze which is specifically formulated to aid in the process of hemostasis (clotting) when positioned on a cut or wound.

•	HemoStyp stops bleeding faster than ordinary gauze and is a more effective alternative;

•	Unlike the other products in the wound care market, HemoStyp contains no potentially harmful chemicals or animal byproducts and is hypoallergenic;

•	Once it has completed its task, HemoStyp gauze is easily removed by dissolving it in water or saline solution. This method of removal neither disturbs the clotted surface nor encourages re-bleeding.

About Critical Health Products Ltd.
Critical Health Products, an Australian-based company with principle offices in Marmion, WA, is the exclusive HemoStyp products sales and distribution partner for Australia, and the countries of Oceania, and South East Asia (excluding the equestrian market). For more information, contact: ianfrench@hemostyp.com.au

About United Health Products, Inc.
United Health Products, Inc. (UEEC) develops, manufactures, and markets a patented HemoStypTM hemostatic gauze for the healthcare and wound care sectors. HemoStyp is derived from regenerated oxidized cellulose, which is all natural, and designed to absorb exudate/drainage from superficial wounds and helps control bleeding. UEEC is focused on identifying new markets and applications for its product as well as ramping up sales in its current markets. For more on United Health Products, Inc. visit: www.unitedhealthproductsinc.com

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words "believes," "expects," "anticipates" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements.

Company Contact:	IR Contact:
Douglas Beplate, COO United Health Products, Inc. d.beplate@unitedhealthproductsinc.com 877-877-358-3444	Terri MacInnis, Dir. of IR Bibicoff + MacInnis, Inc. terri@bibimac.com 818-379-8500